AGREEMENT OF LEASE

between

FC RUST THERON INCORPORATED

Registration Number: 1997/07271/21

herein represented by

DR FCR THERON

in his capacity as Director of the Company, duly authorised thereto

("the Landlord")

AND

LEATT CORPORATION INCORPORATED IN THE STATE OF NEVADA

Registration Number: 2007/032780/10

herein represented by:

Full Name: Sean Macdonald

of

Address: 12 Kiepersol Crescent, Atlas Gardens Business Park, Contermanskloof road, Durbanville, 7550

Contact Number: 021 557 7257

Email: lara@leatt.com and kelly@leatt.com

("the Tenant")

1. INTERPRETATION

1.1 In this agreement unless the context otherwise indicates:

1.1.1 "the Landlord" means **FC RUST THERON INCORPORATED (Registration number 1997/07271/21)** herein represented by **Dr FCR Theron;**

1.1.2 "the Tenant" means **Leatt Corporation Incorporated in the State of Nevada (Registration number 2007/032780/10) of Address** 12 Kiepersol Crescent, Atlas Gardens Business Park, Contermanskloof road, Durbanville, 7550;

1.1.3 "the Premises" means **Unit 2 Atlas Gardens, 37 Sycamore Street, Contermanskloof, Durbanville, 7550** approximately **187m² in** extent;

1.1.4 "the Commencement Date" means **1st April 2022** or such earlier date as may be agreed between the parties notwithstanding the date of signature hereof and shall run until **30th June 2023**;

1.1.5 "the Lease Period" means the period of **1 (one) year and 3 (three) month's** reckoned from the Commencement Date with an 8% escalation per annum.

2. LEASE OF PREMISES

The Landlord hereby lets to the Tenant who hereby hires the Premises for the Lease Period upon the terms and conditions set out in this Lease.

3. RENTAL AND DEPOSIT

3.1 The monthly rental payable by the Tenant in terms of this agreement shall be –

Current (01.04.2022 – 30.06.2022)
R13 387.50 + VAT R2 008.13 = R15 395.63 (3 month's)

Renewal with 8% escalation (01.07.2022 – 30.06.2023)
R14 458.50 + VAT R2 168.78 = R16 627.28 (12 months)

payable monthly in advance on the first day of each and every consecutive month at such place as the Landlord may from time to time indicate; it being agreed that in the event of the VAT percentage being increased or decreased during the currency of the lease, the total rental payable to be adapted accordingly;

3.2 The Tenant shall, on the date of signature hereof, pay a deposit of **R0.00 (Nil)** to the Landlord to be invested by the Landlord in an interest-bearing trust account, interest to accrue to the Tenant. The Landlord shall be entitled to apply this deposit to make good any of the obligations of the Tenant in terms of this lease. The Tenant shall annually and on the anniversary date of the occupation date increase the deposit with an amount equal to the annual escalation in the rental so that the deposit at all stages equals one month's rental. The deposit shall be retained by the Landlord until expiry of the lease and the Tenant shall not be entitled to offset rental and costs or any other amounts owing hereunder against the deposit. The deposit shall be repaid within thirty (30) days after the expiry of this lease, subject to the proper performance of its obligations by the Tenant.

4. RENEWAL

4.1 The Tenant shall have the right to renew this lease for a further period on the same terms and conditions, provided that written notice to this effect is received by the Landlord three months prior to the intended vacation date of two years.

4.2 The rental payable during the renewal period shall be determined by mutual agreement on the basis of the then current market rental for the premises similar to those hired in terms hereof, which amount shall not be less than the rental payable during the last month of the current agreement, plus an increase as agreed to by both parties.

4.3 Should the parties fail to reach agreement as to the current market rental referred to in clause 4.2 above within thirty (30) days after the Tenant has given notice of exercising the option to renew the lease, then such market related rental shall be determined by taking the average of three valuations obtained respectively by the Landlord and the Tenant from reputable and active estate agents conducting business in the area within which the premises are situated.

4.4 The tenant shall pay a Renewal Fee of **R500.00 + VAT** due on or before the 01.07.2022.

5. USAGE

The Tenant shall use the Premises solely for the purpose of operating a **Office Space, Testing and Warehouse.**

5.2 The Premises shall be used for no other purpose whatsoever, without the Landlord's prior written consent, which consent shall not be unreasonably withheld.

6. INCREASE IN RATES

6.1 Should

6.1.1 the rates and/or taxes payable in respect of the land upon which the Building is situated and/or in respect of the Building itself be increased at any time(s) during the period of this Lease so as to exceed the rates and taxes payable in respect of the Building and/or the Property as at the date of signature of the lease; or

6.1.2 any new tax(es) be imposed upon the Landlord at any time(s) during the period of his Lease in respect of the Premises and/or the Building and/or the Property;

then and in any such event the Landlord shall be entitled to increase the rental payable by the Tenant.

6.2 Any increase in rental in terms of clause 6.1 shall:

6.2.1 take effect from the date on which each such increase or new tax becomes effective;

6.2.2 be dealt with as an increase to the monthly rental equal to a percentage of each such increase of new tax, such percentage being pro rata floor space of the building occupied by the tenant.

6.3 Save as hereinbefore otherwise provided, should any dispute arise between the Landlord and the Tenant as to when any increase of rental in terms of this clause becomes effective or the amount of any such increase, the decision of the auditors of the Landlord for the time being as to such dispute shall be final and binding on the parties.

7. TENANTS RIGHT AND OBLIGATIONS

The Tenant:

7.1 Payment of Rental

shall pay the monthly rental in advance free of exchange and without deduction or set off on the first day of each and every month to the Landlord at his address set forth in clause 1 above or to such other person and/or at such other place as the Landlord may from time to time nominate in writing.

7.2 Electricity

7.2.1 shall pay for all electricity consumed by the Tenant in or on the Premises;

7.2.2 shall not alter, interfere with or overload the electrical, lighting or heating installations in the Premises;

7.2.3 shall replace from time to time at the Tenant's cost all fluorescent or incandescent light, bulbs or tubes used in the Premises;

7.2.4 shall notify the Landlord and the relevant Authority should the electrical current to the Premises cease or become defective or be interrupted.

7.2.5 shall issue the Landlord with an updated Electrical COC when the Tenant vacates the premises.

7.3 Water and Refuse Removal

7.3.1 shall, subject to clause 8.3, and provided there is at the time in question a separate water meter serving the Premises, pay for all water consumed on the Premises and shall notify the relevant Authority should the water supply to the Premises cease or become defective or be interrupted;

7.3.2 shall pay to the Authority concerned all sewerage, sanitary, refuse removal and other local Authority charges (other than assessment rates) in respect of the Premises provided that should the Landlord be required to pay any of such amounts, then the Tenant shall on demand, refund the amount in question to the Landlord.

7.4 Maintenance of the Premises

7.4.1 shall keep and maintain the entire Premises in good order and condition at the Tenant's cost, including (without limiting the generality of the foregoing) all plumbing, plant and installations, doors and windows (including glazing), water connections, electrical switch gear and wiring and all electrical, drainage and sanitary works and fittings and all other fixtures, fittings, pumps and appliances therein; and on termination of the Lease shall deliver the same to the Landlord in good order and condition, fair, wear and tear excepted;

7.4.2 shall maintain and keep the premises in a clean and tidy condition as no cleaning or other services shall be supplied by the Landlord.

7.5 Alterations

7.5.1 shall not make any structural alterations or additions of any nature whatsoever to the Premises of the Building without the Landlord's prior written consent;

7.5.2 shall not make any other alterations or additions of any nature whatsoever to the Premises or the Building without the Landlord's prior written consent (which consent shall not be unreasonably withheld) provided that the Tenant shall not at any time or under any

circumstances have any claim whatsoever against the Landlord for improvements so effected to the Premises of the Building;

7.5.3 if any alterations or additions are made to the Premises or the Building with the Landlord's prior written consent, the Tenant shall, if so required by the Landlord, upon the termination of this Lease, reinstate the Premises (or Building, as the case may be), to the same condition that it was prior to such alterations or additions;

7.5.4 any alterations of the electrical outlay of the Premises shall only be effected after approval of the Landlord and all such electrical work shall be done by a qualified electrician and approved and inspected by the local Municipality.

7.6 Fixtures and Fittings

7.6.1 may at any time install any fixtures, fittings and equipment in the Premises for the purpose of carrying on the Tenant's business;

7.6.2 may at any time and shall, prior to the termination of this Lease, remove any fixtures or fittings installed in terms of clause 7.6.1 provided that the Tenant shall at it's own cost and expense repair any damage caused by the installed and/or removal of such fixtures, fittings or equipment.

7.7 Acceptance of Premises

shall accept the Premises in the condition in which the same will be as at the Commencement Date; the Tenant shall within fourteen (14) days of the Commencement Date furnish the Landlord with a list of defects, if any, failing which it will be accepted that the Premises are in good order and condition and in which event the Tenant shall have no claims against the Landlord for any defect therein; in the event of any defects being present, the Landlord shall rectify same within a reasonable period of time.

7.8 Air Conditioners, blinds and fire extinguishers

7.8.1 shall not install any blind, air-conditioner or like device on or adjacent to any window of the Premises unless the manner of installation thereof has been approved in writing by the Landlord, which approval shall not be unreasonably withheld;

7.8.2 shall remove any blind, air-conditioner or like device affixed in terms of clause 7.8.1 at the expiration or earlier termination of the Lease and reinstate the relevant part of the Premises to good order and condition;

7.8.3 shall maintain the air-conditioners, blinds and fire extinguishers annually at the Tenants cost.

7.9 Advertising Signs

7.9.1 shall not affix or paint any advertising sign on the exterior or on the windows, doors, roof or any other part of the premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld;

7.9.2 shall maintain the good appearance of any advertising sign erected in terms of clause 7.9.1 and keep such sign in proper working order;

7.9.3 shall remove any sign affixed or painted in terms of clause 7.9.1 at the expiration or earlier termination of this Lease and re-instate the relevant part of the Premises to good order and condition;

7.9.4 shall be responsible for any approvals and costs for signage to be approved by council.

7.10 Municipal Regulations

shall, subject to the provisions of clause 7.5 above, at it's own cost comply with all requirements of the Municipality and/or any other competent Authorities in connection with the conduct of it's business in the Premises.

7.11 No Assignment, Sub-Leasing, Etc

7.11.1 shall not cede any of it's rights; delegate any of it's obligations; or mortgage, pledge or encumber any of it's rights under this Lease without the Landlord's prior written consent (and for the purpose hereof, any change in the shareholding or interest in the Tenant shall be deemed to be a cession of it's rights under this Lease);

7.11.2 shall not sub-let, permit anyone else to occupy, or part with possession of the Premises or part thereof without the Landlord's prior written consent, which consent shall not be unreasonably withheld.

7.12 Floor Premises

shall not exceed the loading capacity of the floor or lay down any floor covering which may subject any part of the floor of the Premises to damage of any nature.

7.13 No Withholding Payments

shall not be entitled to withhold, delay or abate payment of any amounts due to the Landlord in terms of this Lease by reason of any breach or alleged breach of the Landlord's obligations hereunder.

7.14 Refuse

shall ensure that refuse not remain on or outside the Premises, save in the place provided therefor.

7.15 Blockage of Pipes

7.15.1 shall use it's best efforts to prevent any blockage of sewerage or water pipes or drains in or connected with the Premises;

7.15.2 shall remove at the Tenant's cost any obstruction or blockage in any sewerage, water pipes or drains serving the Premises exclusively, and where necessary repair the sewer pipe or drain concerned.

7.16 Nuisance

7.16.1 shall not do anything or permit anything to be done in or on the Premises which may become a nuisance or annoyance to or in any way interfere with the comfort of the other occupants of the Building;

7.16.2 shall ensure at all times that there is no disorderly behaviour in or on the Premises including the car park (if any) and shall provide proper security for the customers and users of the parking area;

7.16.3 shall specifically keep noise levels as low as possible and in the event of persistent complaints received from the residents of the adjoining premises, the Tenant shall install insulating and sound dampening materials as specified by the Landlord in order to dampen and limit such noise levels.

7.17 Insurance

shall not do or omit to do anything or keep in or on the Premises anything or allow anything to be done or kept in or on the Premises which in terms of any fire insurance policy held from time to time by the Landlord in respect of the Building and/or the Premises may not be done or kept therein, or which may render any policy(ies) void or voidable and the Tenant shall comply in all respects with the terms of any such policy(ies), provided that if any premium payable in respect of any such policy(ies) is increased;

7.17.1 by reason of the nature of scope of the business which the Tenant carries on in the Premises in terms of this Lease; or

7.17.2 as a result of the Tenant not complying with the aforesaid provisions;

7.17.3 the Tenant will insure all items which may be stored at the premises and the Landlord will in no way be held liable for any damage or theft which may take place during the said lease;

7.17.47.17.4

then without prejudice to any other rights which the Landlord may have as a result of that breach, the Tenant shall on demand refund to the Landlord the amount of that additional premium.

7.18 Building

shall not be entitled to claim a remission or reduction of rent or cancellation of this Lease by reason of alterations or additions to the Building being carried out by the Landlord from time to time, provided that the Landlord shall use it's best endeavours to ensure that as little inconvenience as is reasonably possible is caused to the Tenant.

7.19 Licences

shall be liable for obtaining all necessary licences and permits in respect of the Tenant's business.

7.20 Forcible Entry

shall repair any damage to the Building, both the interior and the exterior, caused by any actual or attempted forcible entry to the Premises by any person whomsoever.

7.21 Plate Glass

shall keep and maintain all plate glass in the Premises in good order and condition and replace at the Tenant's cost any damaged or broken plate glass, howsoever that damage or breakage is caused.

7.22 Vacation of Premises

shall on vacating the Premises, forthwith deliver all keys to the Landlord or it's agents.

8. THE LANDLORD'S RIGHTS AND OBLIGATIONS

The Landlord:

8.1 Maintain Exterior

at it's own cost shall keep and maintain the exterior structure and roof of the Building in good order and condition except:

8.1.1 for the glass in the windows and doors of the premises;

8.1.2 when such repairs are necessitated by any actual or attempted forcible entry to the premises by any person whatsoever;

8.1.3 when such repairs are necessitated by acts of the Tenant in contravention with the terms of this agreement.

8.2 Access

may at any time:

8.2.1 have reasonable access to the Premises for the purpose of inspecting or repairing the Premises or any part of the Building or for any other purpose associated therewith;

8.2.2 repair or add to the premises;

8.2.3 alter the Premises when required to do so by any lawful Authority;

8.2.4 suspend the operation of the lifts (if any) serving the premises for service and/or repair or any other similar purpose;

provided that the Landlord shall exercise it's rights in terms thereof with the least possible inconvenience to the Tenant.

8.3 Water

should there not be a separate water meter in respect of the premises, the Tenant shall be liable for and on demand pay for all water consumed, the amount thereof shall be calculated by the Landlord on a pro rata basis of the area of the premises to the rentable floor area served by a particular meter, provided that the Landlord may at any time install separate water meter in respect of the Premises.

8.4 Future Tenants

8.4.1 may display in or near the Premises "TO LET" during the 3 months immediately preceding the expiration of this Lease, and a "FOR SALE" notice at any time during the period of this Lease;

8.4.2 at any reasonable times show any prospective Tenants or buyers the interior of the Premises;

8.4.3 may display on the Premises any notice which may be required by the Landlord or any of the Landlord's tenants or prospective tenants in connection with any application for a licence for any business to be carried on in the premises.

8.5 Municipal Regulations

shall not be obliged to effect any repairs and/or additions to the Premises or the Building in order to comply with the requirements of the Municipality and/or other competent Authorities in connection with the conduct of the Tenant's business on the Premises.

8.6 No Warranty

does not warrant or represent that the Premises are fit for any specific purpose or that any permit or licence in respect of the premises or the conduct of the Tenant's business therein will be granted or renewed.

8.7 House Regulations

shall be entitled to stipulate house rules and regulations from time to time for the efficient management of the Building by the Landlord and/or for the general benefit of the tenants in the Building and/or maintain the general appearance and tone of the Building at a high standard.

9. DESTRUCTION

9.1 Should the Premises or the Building be destroyed or damaged to an extent which prevents the Tenant from having beneficial occupation of the Premises; then:

9.1.1 the Tenant shall have no claim of any nature whatever against the Landlord as a result thereof;

9.1.2 The Landlord shall be entitled within 60 days after such destruction or damage to advise the Tenant in writing that it intends to re-instate the Premises;

9.1.3 should the Landlord not, within the aforesaid period, notify the Tenant of it's intention to re-instate the Premises, then the Tenant shall be deemed to have no claim whatever against the Landlord as a result of that cancellation;

9.2 The Tenant shall not be required to pay rent for any period that the Tenant does not have beneficial occupation of the Premises.

10. BREACH

10.1 Should:

10.1.1 the Tenant fail to pay any amount due by the Tenant in terms of this Lease on due date and remain in default not less than 3 (three) days after being notified in writing to do so by the Landlord; or

10.1.2 the Tenant commit any other breach of any terms of this Lease and fail to commence remedying that breach within a period of 10 (ten) days after the receipt of written notice to that effect by the Landlord and complete the remedying of such breach within a reasonable time; or

10.1.3 the Tenant fail to pay the monthly rental on due date during any calendar year of this Lease after the Landlord has, during such year, given the Tenant notice under clause 10.1.1 on more than two occasions; or

10.1.4 the Tenant repeatedly breach any of the terms of this Lease in such manner as to justify the Landlord in holding that the Tenant's conduct is inconsistent with the intention or ability of the Tenant to carry out the terms of this Lease; or

10.1.5 the Tenant commit an act of insolvency:

then and in any of such events the Landlord shall without prejudice to it's rights to damages or to it's right to eject the Tenant from the Premises or to any other claim of any nature whatever that the Landlord may have against the Tenant as a result thereof;

10.1.6 be entitled to cancel this Lease; or

10.1.7 in the case of clause 10.1.2, be entitled to remedy such breach and immediately recover the total cost incurred by the Landlord in so doing from the Tenant.

10.2 Should the Landlord institute action against the Tenant pursuant to a breach by the Tenant of this Lease, then without prejudice to any other rights which the Landlord may have, the Landlord shall be entitled to recover all legal costs incurred by it including attorney/client charges, tracing fees and such collection commission as the Landlord is obliged to pay to it's attorneys, from the Tenant.

10.3.1 Should the Landlord cancel this Lease and the tenant dispute the Landlord's rights to do so and remain in occupation of the Premises pending the determination of that dispute, then:

10.3.1.1 the Tenant shall continue to pay, on due date, all amounts due by the Tenant in terms of this Lease;

10.3.1.2 the Landlord shall be entitled to recover and accept those payments;

10.3.1.3 the acceptance of the Landlord of those payments shall be without prejudice to and shall not in any manner whatever affect the Landlord's claim to cancellation of this Lease or of any other nature whatever.

10.3.2 Should the dispute between the Landlord and the Tenant be determined in favour of the Landlord then the payments made at the Landlord in terms of clause 10.3.1 shall be regarded as damage paid by the Tenant on account of the loss sustained by

the Landlord as a result of the holding over by the Tenant of the Premises.

10.4 The Landlord shall be entitled at its option to institute any legal proceedings which may arise out of or in connection with this Lease in any Magistrate's Court having jurisdiction, notwithstanding the fact that the claim of value of the Matter in dispute might exceed the jurisdiction of such Magistrate's Court in respect of the cause of action.

10.5 Without prejudice to all or any of the landlord's rights granted hereunder, should the Tenant fail to pay the said monthly rental or any other sum(s) which may become due by the Tenant to the Landlord on due date, then in either or both of such events the Tenant shall pay the Landlord interest thereon at the rate of 3% per annum above the Prime Rate from the due date of payment to the actual date of payment.

11. NOTICES AND DOMICILIA

11.1 The parties hereby choose *domicilia et executandi* for all purposes under this Agreement of Lease at the following addresses:

TENANT
The leased premises.

LANDLORD
As mentioned above.

11.2 Any notice to any party shall be addressed to it at it's domicilium aforesaid and either sent by pre-paid registered post or delivery by hand. In the case of any notice:

11.2.1 sent by pre-paid registered post, it shall be deemed to have been received, unless the contrary is proved, on the third business day after posting;

11.2.2 delivered by hand, it shall be deemed to have been received, unless the contrary is proved, on the date of delivery, provided such date is a business day or otherwise on the next following business day.

11.3 Any party shall be entitled by notice in writing to the other, to change it's domicilium to any other address within the Cape Province, provided that the change shall become effective only 14 days after service of the notice in question.

11.4 The Tenant shall with effect form the Commencement date be deemed to have changed it's domicilium to the Premises.

11.5 In this clause "business day" means any day other than a Sunday or Public Holiday.

12. GENERAL

12.1 No variation of this Agreement shall be of force or effect unless it is in writing and is signed by both the Landlord and the Tenant.

12.2 This Lease contains all the terms and conditions of the agreement between the Landlord and the Tenant. The parties acknowledge that there are no understandings, representations or terms between the Landlord and the Tenant in regard to the letting of the Premises other than those set out herein.

12.3 No act or relaxation on the part of the Landlord in regard to the carrying out of any of the Tenant's obligations in terms of this Lease shall prejudice or be deemed to be a waiver of any of the Landlord's rights in terms thereof.

13. COMPANY / CLOSE CORPORATION / TRUST

If this Agreement is signed by a person as Tenant purporting to act for and on behalf of a Company, Close Corporation other than a Company, Close Corporation not yet formed) or Trust, he shall be deemed to warrant that he is duly authorised to sign this Agreement.

14. NOMINATION

Not applicable.

15. COSTS

The Tenant shall be liable for payment of **R0.00 + VAT** with regards to the drafting of this Agreement.

SIGNED at Durbanville on this 24 day of May 2022.

AS WITNESSES:

1. ____________________

2. ____________________

____
On behalf of the Landlord

SIGNED at Durbanville on this 12th day of May 2022.

AS WITNESSES:

1. ____________________

2. ____________________

____
Sean Macdonald, CEO
On behalf of Leatt Corporation